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                                                               EXHIBIT (d)(1)(l)

                        INVESTMENT MANAGEMENT AGREEMENT

         AGREEMENT made this ___ day of August, 2003 between ING Investors Trust, a Massachusetts business trust (the "Trust"), and ING Investments, LLC, an Arizona limited liability company (the "Manager").

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust may offer shares of additional series in the future, and currently intends to offer shares of additional series in the future; and

         WHEREAS, the Trust desires to avail itself of the services of the Manager for the provision of advisory and management services for the Trust; and

         WHEREAS, the Manager is willing to render such services to the Trust.

         NOW, THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

         1. Appointment. The Trust hereby appoints the Manager, subject to the direction of the Board of Trustees, for the period and on the terms set forth in this Agreement, to provide advisory, management, and other services, as described herein, with respect to each series of the Trust set forth in SCHEDULE A hereto (individually and collectively referred to herein as "Series"), as such schedule may be amended from time to time. The Manager accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         In the event the Trust establishes and designates additional series with respect to which it desires to retain the Manager to render advisory services hereunder, it shall notify the Manager in writing. If the Manager is willing to render such services, it shall notify the Trust in writing, whereupon such additional series shall become a Series hereunder.

         2. Services of the Manager. The Manager represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 and will maintain such registration for so long as required by applicable law. Subject to the general supervision of the Board of Trustees of the Trust, the Manager shall provide the following advisory, management and other services with respect to the Series:

         (a) Provide general, overall advice and guidance with respect to the Series and provide advice and guidance to the Trust's Trustees, and oversee the management of the investments of the Series and the composition of each Series' portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, in accordance with each Series' investment objective or objectives and policies as stated in the Trust's current registration statement, which management may be provided by others selected by the Manager and approved by the Board of Trustees as provided below or directly by the Manager as provided in Section 3 of this Agreement;

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         (b)      In the event that the Manager wishes to select others to
render investment management services, the Manager shall analyze, select and recommend for consideration and approval by the Trust's Board of Trustees investment advisory firms (however organized) to provide investment advice to one or more of the Series, and, at the expense of the Manager, engage (which engagement may also be by the Trust) such investment advisory firms to render investment advice and manage the investments of such Series and the composition of each such Series' portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, in accordance with the Series' investment objective or objectives and policies as stated in the Trust's current registration statement (any such firms approved by the Board of Trustees and engaged by the Trust or the Manager are referred to herein as "Sub-Advisers");

         (c) Periodically monitor and evaluate the performance of the Sub-Advisers with respect to the investment objectives and policies of the Series;

         (d) Monitor the Sub-Advisers for compliance with the investment objective or objectives, policies and restrictions of each Series, the 1940 Act, Subchapter M of the Internal Revenue Code, Section 817(h) of the Internal Revenue Code to the extent applicable, and if applicable, regulations under such provisions, and other applicable law;

         (e) If appropriate, analyze and recommend for consideration by the Trust's Board of Trustees termination of a contract with a Sub-Adviser under which the Sub-Adviser provides investment advisory services to one or more of the Series;

         (f) Supervise Sub-Advisers with respect to the services that such Sub-Advisers provide under respective sub-advisory agreements ("Sub-Advisory Agreements");

         (g) In the event that the Manager wishes for a Series to invest all or substantially all of its assets in a single open-end investment company or a series thereof ("master fund"), to select and recommend for consideration and approval by the Trust's Board of Trustees the master fund and if appropriate, to analyze and recommend for consideration by the Trust's Board of Trustees, redemption of a Series' investment in a master fund;

         (h) Render to the Board of Trustees of the Trust such periodic and special reports as the Board may reasonably request; and

         (i) Make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Series and services provided to the Trust under this Agreement.

         3. Investment Management Authority. In the event the Manager wishes to render investment management services directly to a Series, then with respect to any such Series, the Manager, subject to the supervision of the Trust's Board of Trustees, will provide a continuous investment program for the Series' portfolio and determine the composition of the assets of such Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should

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be held in the various securities and other investments in which it may invest, and the Manager is hereby authorized to execute and perform such services on behalf of the Series. To the extent permitted by the investment policies of the Series, the Manager shall make decisions for the Series as to foreign currency matters and make determinations as to, and execute and perform, foreign currency exchange contracts on behalf of such Series. The Manager will provide the services under this Agreement in accordance with the Series' investment objective or objectives, policies, and restrictions as stated in the Trust's Registration Statement filed with the Securities and Exchange Commission (the "SEC"), as amended. Furthermore:

         (a) The Manager will manage the Series so that each will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and Section 817(h) of the Internal Revenue Code to the extent applicable, and if applicable, regulations under such provisions. In managing the Series in accordance with these requirements, the Manager shall be entitled to receive and act upon advice of counsel to the Series or counsel to the Manager.

         (b) The Manager will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees, and the provisions of the Registration Statement of the Trust under the Securities Act of 1933 and the 1940 Act, as supplemented or amended.

         (c) In connection with the purchase and sale of securities of a Series, the Manager will arrange for the transmission to the custodian for the Series on a daily basis, of such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of a Series, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to a Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Manager will arrange for the prompt transmission of the confirmation of such trades to the Series custodian.

         (d) The Manager will assist the custodian or portfolio accounting agent for the Series in determining, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets of the Series for which the custodian or portfolio accounting agent seeks assistance or review from the Manager.

         (e) The Manager will make available to the Trust, promptly upon request, any of the Series' investment records and ledgers as are necessary to assist the Series to comply with requirements of the 1940 Act, as well as other applicable laws. The Manager will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services which may be requested in order to ascertain whether the operations of the Series are being conducted in a manner consistent with applicable laws and regulations.

         (f) The Manager will regularly report to the Trust's Board of Trustees on the investment program for the Series and the issuers and securities represented in such Series' portfolio, and will furnish the Trust's Board of Trustees with respect to the Series such periodic and special reports as the Trustees may reasonably request.

         (g) In connection with its responsibilities under this Section 3, the Manager is responsible for decisions to buy and sell securities and other investments for the Series' portfolio, broker-dealer

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selection and negotiation of brokerage commission rates. The Manager's primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Prospectus or Statement of Additional Information for the Trust. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Series and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards and in accordance with
Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, the Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Manager if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material or other services to the Series, the Manager or an affiliate of the Manager. Such allocation shall be in such amounts and proportions as the Manager shall determine consistent with the above standards, and the Manager will report on said allocation regularly to the Board of Trustees of the Trust indicating the broker-dealers to which such allocations have been made and the basis therefor.

         4. Conformity with Applicable Law. The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement of the Trust and with the instructions and directions of the Board of Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

         5. Exclusivity. The services of the Manager to the Series under this Agreement are not to be deemed exclusive, and the Manager, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of any of the Series) and to engage in other activities, so long as its services hereunder are not impaired thereby.

         6. Documents. The Trust has delivered properly certified or authenticated copies of each of the following documents to the Manager and will deliver to it all future amendments and supplements thereto, if any:

         (a) certified resolution of the Board of Trustees of the Trust authorizing the appointment of the Manager and approving the form of this Agreement;

         (b) the Registration Statement as filed with the SEC and any amendments thereto; and

         (c) exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

         7. Records. The Manager agrees to assist the Trust so that the Trust can maintain and preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Trust at the Trust's expense with respect to a Series by the 1940 Act. The Manager

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further agrees that all records which it maintains for each Series are the property of the Trust and it will promptly surrender any of such records upon request.

         8. Expenses. During the term of this Agreement, the Manager will pay all expenses incurred by it in connection with its activities under this Agreement, except such expenses as are assumed by the Trust under this Agreement and such expenses as are assumed by a Sub-Adviser under its Sub-Advisory Agreement. The Manager further agrees to pay all fees payable to the Sub-Advisers, and executive salaries and expenses of the Trustees of the Trust who are employees of the Manager or its affiliates. The Trust shall be responsible for all of the other expenses of its operations, including, without limitation, the management fee payable hereunder; brokerage commissions; interest; legal fees and expenses of attorneys; fees of auditors, transfer agents and dividend disbursing agents, custodians and shareholder servicing agents; the expense of obtaining quotations for calculating each Series' net asset value; taxes, if any, and the preparation of the Series' tax returns; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; expenses of registering and qualifying shares of the Series under federal and state laws and regulations (including the salary of employees of the Manager engaged in the registering and qualifying of shares of the Series under federal and state laws and regulations or a pro-rata portion of the salary of employees to the extent so engaged); salaries of personnel involved in placing orders for the execution of the Series' portfolio transactions; expenses of printing and distributing reports, notices and proxy materials to existing shareholders; expenses of printing and filing reports and other documents filed with governmental agencies; expenses in connection with shareholder and trustee meetings; expenses of printing and distributing prospectuses and statements of additional information to existing shareholders; fees and expenses of Trustees of the Trust who are not employees of the Manager or any Sub-Adviser, or their affiliates; trade association dues; insurance premiums; and extraordinary expenses such as litigation expenses. To the extent the Manager incurs any costs or performs any services which are an obligation of the Trust, as set forth herein, the Trust shall promptly reimburse the Manager for such costs and expenses. To the extent the services for which the Trust is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from the Trust only to the extent of its costs for such services.

         9. Compensation. For the services provided by the Manager to a Series pursuant to this Agreement, the Trust will pay to the Manager an annual fee equal to the amount specified for such Series in SCHEDULE A hereto, payable monthly in arrears. Payment of the above fees shall be in addition to any amount paid to the Manager for the salary of its employees for performing services which are an obligation of the Trust as provided in Section 8. The fee will be appropriately pro-rated to reflect any portion of a calendar month that this Agreement is not in effect between us.

         10. Liability of the Manager. The Manager may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, trustees, employees, or agents shall be subject to, and the Trust will indemnify such persons from and against, any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Manager's duties, or by reason of reckless disregard of the Manager's obligations and duties under this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, trustees, employees, or agents shall be subject to, and the Trust will indemnify such persons from and

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against, any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission by a Sub-Adviser or any of the Sub-Adviser's stockholders or partners, officers, trustees, employees, or agents connected with or arising out of any services rendered under a Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Manager's duties under this Agreement, or by reason of reckless disregard of the Manager's obligations and duties under this Agreement.

         11. Continuation and Termination. This Agreement shall become effective on the date first written above, subject to the condition that the Trust's Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of each Series, shall have approved this Agreement. Unless terminated as provided herein, the Agreement shall continue in full force and effect with respect to each Series until the Reapproval Date set forth for such Series on SCHEDULE A to this Agreement, and shall continue from year to year thereafter with respect to each Series so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Board of Trustees of the Trust, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Trust or
(ii) by vote of a majority of the outstanding voting securities of such Series (as defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval. To the extent required by the 1940 Act and rules and interpretations thereunder, this Agreement may not be amended in any material respect without a majority vote of the outstanding voting securities (as defined in the 1940 Act).

         However, any approval of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding voting securities of any other Series, or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such approval shall be required by any other applicable law or otherwise.

         This Agreement may be terminated as to a particular Series at any time on sixty (60) days' written notice, without the payment of any penalty, by the Trust (by vote of a majority of the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of such Series) or by the Manager. This Agreement will automatically and immediately terminate in the event of its "assignment" (as described in the 1940 Act and the rules and interpretations thereunder).

         12. Use of Name. It is understood that the names "ING" or "ING Investments, LLC" or any derivative thereof or logo associated with those names are the valuable property of the Manager and its affiliates, and that the Trust or the Series have the right to use such names (or derivative or logo) only so long as this Agreement shall continue with respect to such Trust or Series. Upon termination of this Agreement, the Trust (or Series) shall forthwith cease to use such names (or derivative or logo) and, in the case of the Trust, shall promptly amend its Declaration of Trust to change its name (if such names are included therein).

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

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

         14.      Applicable Law.

         (a) This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rules or order of the SEC thereunder.

         (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         15. Amended and Restated Agreement and Declaration of Trust. A copy of the Amended and Restated Agreement and Declaration of Trust for the Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Amended and Restated Agreement and Declaration of Trust has been executed on behalf of the Trust by Trustees of the Trust in their capacity as Trustees of the Trust and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer or shareholder of the Trust individually. In addition, the Manager agrees that the obligations assumed by the Trust on behalf of the Series pursuant to this Agreement shall be limited in all cases to the applicable Series and its assets, and the Manager shall not seek satisfaction of any such obligation from any other Series of the Trust. The Manager understands that the assets and liabilities, and the rights and obligations associated therewith of each Series under the Declaration are separate and distinct from those of any and all other Series.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                     ING INVESTORS TRUST

                                     By: __________________________________
                                         Robert S. Naka
                                         Senior Vice President

                                     ING INVESTMENTS, LLC

                                     By: __________________________________
                                         Michael J. Roland
                                         Executive Vice President

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

                                   SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                               ING INVESTORS TRUST
                                       AND
                              ING INVESTMENTS, LLC

                                                                         ANNUAL INVESTMENT
               SERIES(1)                                                   MANAGEMENT FEE
-------------------------------------------    ---------------------------------------------------------------------
                                                           (as a percentage of average daily net assets)
ING American Funds Growth Portfolio            If the Series has not invested all or substantially all of its assets in another investment company:

                                               0.50% of the first $600 million of net assets

                                               plus 0.45% on net assets greater than $600 million but not exceeding
                                               $1.0 billion

                                               plus 0.42% on net assets greater than $1.0 billion but not exceeding
                                               $2.0 billion

                                               plus 0.37% on net assets greater than $2.0 billion but not exceeding
                                               $3.0 billion

                                               plus 0.35% on net assets greater than $3.0 billion but not exceeding
                                               $5.0 billion,

                                               plus 0.33% on net assets greater than $5.0 billion but not exceeding
                                               $8.0 billion

                                               plus 0.315% on net assets greater than $8.0 billion but not exceeding
                                               $13.0 billion

                                               plus 0.30% on net assets in excess of $13.0 billion; and

                                               0.00% if the Series invests all or substantially  all of its assets in another investment company

ING American Funds International Portfolio     If the Series has not invested all or substantially all of its assets in another investment company:

                                               0.69% of the first $500 million of net assets

                                               plus 0.59% on net assets greater than $500 million but not exceeding
                                               $1.0 billion

                                               plus 0.53% on net assets greater than $1.0 billion but not exceeding
                                               $1.5 billion

                                               plus 0.50% on net assets greater than $1.5 billion but not exceeding
                                               $2.5 billion,

----------------------------
(1) This Schedule A to the Investment Management Agreement will be effective with respect to the Series upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Series.


                                               plus 0.48% on net assets greater than $2.5 billion but not exceeding
                                               $4.0 billion

                                               plus 0.47% on net assets greater than $4.0 billion but not exceeding
                                               $6.5 billion

                                               plus 0.46% on net assets greater than $6.5 billion but not exceeding
                                               $10.5 billion

                                               plus 0.45% on net assets in excess of $10.5 billion; and

                                               0.00% if the Series invests all or substantially all of its assets in another investment company

ING American Funds Growth-Income Portfolio     If the Series has not invested all or substantially all of its assets in another investment company:

                                               0.50% of the first $600 million of net assets

                                               plus 0.45% on net assets greater than $600 million but not exceeding
                                               $1.5 billion

                                               plus 0.40% on net assets greater than $1.5 billion but not exceeding
                                               $2.5 billion

                                               plus 0.32% on net assets greater than $2.5 billion but  not exceeding
                                               $4.0 billion,

                                               plus 0.285% on net assets greater than $4.0 billion but not exceeding
                                               $6.5 billion,

                                               plus 0.256% on net assets greater than $6.5 billion but not exceeding
                                               $10.5 billion,

                                               plus 0.242% on net assets in excess of $10.5 billion; and

                                               0.00% if the Series invests all or substantially all of its assets in another investment company

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